Exhibit 99

NEWS

CONTACT:   Tom Marder

(301) 380-2553

thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS FOURTH QUARTER RESULTS

BETHESDA, MD – February 12, 2009 – Marriott International, Inc. (NYSE:MAR) today reported fourth quarter 2008 adjusted income from continuing operations of $121 million, a 49 percent decline over the year-ago quarter, and adjusted diluted earnings per share (“EPS”) from continuing operations of $0.34, down 45 percent.

Adjusted results for the 2008 fourth quarter exclude $192 million pretax ($124 million after-tax and $0.35 per diluted share) of restructuring and other charges resulting from the significant economic decline affecting worldwide lodging and timeshare demand and the turmoil in the financial markets. Restructuring charges totaled $55 million pretax and included severance costs, facilities exit costs and the write-off of capitalized costs associated with discontinued development projects. Other charges totaled $137 million pretax and primarily included charges against timeshare and lodging assets, guarantee charges and reserves for loan losses and accounts receivable. Of the total $192 million of restructuring costs and other charges, $152 million were non-cash. See the table on page A-15 of the accompanying schedules for the detail of these charges and their placement on the Consolidated Statements of Income.

Adjusted results for the 2008 fourth quarter also exclude $7 million of charges ($0.02 per diluted share) in the provision for taxes largely due to state taxes related to a settlement reached in May 2008 with the IRS regarding a 1995 leasing transaction.

The reported loss from continuing operations was $10 million in the fourth quarter of 2008 compared to reported income from continuing operations of $236 million in the year-ago quarter. Reported diluted losses per share from continuing operations was $0.03 in the fourth quarter of 2008 compared to diluted EPS from continuing operations of $0.62 in the fourth quarter of 2007.

Exhibit 99

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “Results in the fourth quarter of 2008 demonstrated the impact of economic disruption to our business. Despite these highly challenging times, our priorities are straightforward. First, we are focusing on driving higher market share at the property level and through new room additions. Second, we are enhancing our cash flow by reducing investments in new projects. And third, we are reducing costs in all areas of our business to reflect the realities of the marketplace.

“While none of these tasks will ever be fully complete, we can see that our approach is working. In 2008, we added 26,000 net hotel rooms to our system and we expect to do the same this year. With strong guest satisfaction, we increased our market share at our existing hotels. While worldwide REVPAR declined over 8 percent during the fourth quarter, our actions to reduce costs limited our house profit margin declines to just 210 basis points. In our timeshare business, we closed less productive sales offices, substantially reduced overhead and dramatically scaled back development, and we will do more if needed. We expect our timeshare business to remain profitable and to produce positive cash flow in 2009. Across our company, we reduced annualized general and administrative spending by about $100 million, making cuts in every department. Finally, we reduced our 2009 investment spending estimate by $400 million year-over-year. All in all, despite a weak economic climate, we anticipate reducing our debt by $600 to $700 million this year and maintaining our investment grade credit rating. These are the kind of steps that will position us to seize new opportunities when they arise.”

Marriott’s 2008 fiscal year ended on January 2, 2009 and included 53 weeks compared to 52 weeks in 2007. Similarly, the fourth quarter ended on January 2, 2009 and included 17 weeks compared to 16 weeks in the 2007 fiscal quarter. Key lodging statistics are included in the schedules accompanying the press release beginning on page A-6. While fiscal fourth quarter revenue per available room (REVPAR) statistics for North America are included, they are not comparable due to differences in the length and seasonality of the reporting periods. As a result, the company has also provided North American and worldwide REVPAR statistics excluding the 53rd week, which the company believes are more meaningful year-over-year statistics.

Excluding the 53 rd week in the 2008 fourth quarter, REVPAR for the company’s comparable worldwide company-operated properties declined 8.4 percent (7.3 percent using constant dollars)

Exhibit 99

and REVPAR for the company’s worldwide systemwide properties declined 7.5 percent (6.8 percent using constant dollars).

Outside North America, the fourth quarter included the months from September to December in both years. International comparable company-operated REVPAR declined 8.8 percent (5.3 percent using constant dollars), including a 1.2 percent decline in average daily rate (a 2.5 percent increase using constant dollars) in the fourth quarter of 2008.

In North America, excluding the 53rd week in the fourth quarter of 2008, comparable company-operated REVPAR declined 8.3 percent. REVPAR at the company’s comparable company-operated North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels & Resorts) was down 7.8 percent with a 3.1 percent decline in average daily rate.

Marriott added 78 new properties (11,451 rooms) to its worldwide lodging portfolio in the 2008 fourth quarter, including 59 limited-service hotels. Five properties (1,194 rooms) exited the system during the quarter. Rooms converted from competitor hotels accounted for 22 percent of gross room additions during the quarter. At year-end, the company’s lodging group encompassed 3,178 properties and timeshare resorts for a total of over 560,000 rooms.

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled over 125,000 rooms. Nearly 30 percent of the development pipeline rooms are Marriott, Ritz-Carlton, Renaissance or Edition rooms, of which nearly 70 percent are located outside North America.

Reported results for the 2008 fourth quarter, the adjusted results and the associated reconciliations are shown on pages A-1 and A-12 of the accompanying schedules. The following paragraphs reflect adjusted results where indicated.

Exhibit 99

MARRIOTT REVENUES totaled approximately $3.8 billion in the 2008 fourth quarter compared to $4.1 billion for the fourth quarter of 2007. Base management and franchise fees declined 6 percent to $320 million reflecting lower REVPAR and a stronger U.S. dollar, offset in part by fees from new hotels. Base management fees reflected $4 million in proceeds from business interruption insurance in the 2007 fourth quarter. With continued soft lodging demand trends in the United States, fourth quarter incentive management fees declined 35 percent. The percentage of company-operated hotels earning incentive management fees decreased to 39 percent in the 2008 fourth quarter compared to 62 percent in the year-ago quarter. Approximately 55 percent of incentive management fees came from hotels outside of North America in the 2008 quarter compared to about 40 percent in the 2007 quarter, reflecting more favorable incentive fee calculations internationally. The 2007 fourth quarter incentive management fees reflected $9 million in proceeds from business interruption insurance.

Worldwide comparable company-operated house profit margins declined 210 basis points in the fourth quarter reflecting the weak REVPAR environment, offset in part by significant cost savings. House profit margins for comparable company-operated properties outside North America declined 120 basis points and house profit per available room (“HP-PAR”) declined nearly 8 percent. North American comparable company-operated house profit margins declined 260 basis points from the year-ago quarter and HP-PAR declined about 16 percent.

Owned, leased, corporate housing and other revenue, net of direct expenses, declined $20 million in the 2008 fourth quarter, to $45 million, primarily reflecting the impact of lower profits in owned and leased hotels partially driven by the conversion of formerly owned hotels to managed, lower revenue from a services contract terminated at the end of 2007 and a reduction in branding and other fee income.

Fourth quarter Timeshare segment contract sales declined to $103 million reflecting weak demand. Contract sales were also reduced by allowances totaling $115 million for previously signed contracts now expected to cancel.

In the fourth quarter, adjusted timeshare sales and services revenue declined 28 percent to $386 million and, net of expenses, totaled $10 million for the quarter. Softer demand across all product lines continued to constrain development revenue. Financing revenue declined largely

Exhibit 99

as a result of the absence of a note sale in the fourth quarter of 2008, compared to a $36 million note sale gain recognized in the fourth quarter of 2007, partially offset by increased interest income in the 2008 quarter.

Adjusted Timeshare segment results, which includes timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity earnings, minority interest and general, administrative and other expenses associated with the timeshare business, totaled a loss of $2 million in the 2008 fourth quarter compared to income of $116 million in the prior year quarter.

ADJUSTED GENERAL, ADMINISTRATIVE and OTHER expenses for the 2008 fourth quarter totaled $238 million, compared to $250 million in the year-ago quarter. The 2008 fourth quarter included a $16 million favorable impact associated with deferred compensation (offset by a similar increase in the provision for taxes) and $4 million of lower legal costs partially offset by $3 million of higher receivables reserves, $4 million in foreign exchange losses and the roughly $5 million impact of the 53rd week. The company’s outlook for 2009 general, administrative and other expenses includes anticipated annual cost savings of approximately $95 million to $115 million.

ADJUSTED GAINS AND OTHER INCOME totaled $28 million and included a $28 million gain on the extinguishment of debt and $7 million of gains on the sale of real estate offset by a $4 million loss on the sale of an investment and $3 million unfavorable impact of preferred returns from joint venture investments and other income. The prior year’s fourth quarter gains totaled $20 million and included $10 million of gains on the sale of real estate, an $8 million gain from the sale of a stock investment and $2 million of preferred returns from joint venture investments and other income.

INTEREST EXPENSE decreased $7 million in the fourth quarter primarily due to lower interest rates.

After adjustments, there was no provision for loan losses in the fourth quarter. The provision for loan losses totaled $17 million in the fourth quarter of 2007 reflecting a $12 million reserve for a loan at one property and a $5 million reserve for a leveraged aircraft lease.

Exhibit 99

ADJUSTED EQUITY IN EARNINGS totaled $5 million in the quarter compared to $6 million in the year-ago quarter.

ADJUSTED INCOME TAXES

The adjusted provision for taxes reflected a $17 million unfavorable impact associated with deferred compensation (offset by a similar benefit in general, administrative and other expenses).

Reported results for the 2008 fourth quarter, the adjusted results and the associated reconciliations are shown on pages A-1 and A-12 of the accompanying schedules. The following paragraphs reflect adjusted results where indicated.

FULL YEAR 2008 RESULTS

For the full year 2008, adjusted income from continuing operations totaled $555 million, a decline of 26 percent, and adjusted diluted EPS from continuing operations was $1.51, a decline of 20 percent. Adjusted income from continuing operations and adjusted diluted EPS from continuing operations for 2008 exclude the $192 million pretax ($124 million after-tax and $0.34 per diluted share) restructuring and other charges discussed above. See the table on page A-15 of the accompanying schedules for the detail of these charges and their placement on the Consolidated Statements of Income.

Adjusted results for full year 2008 also exclude the $72 million ($0.20 per diluted share) impact of items included in the tax provision. Those items, $67 million of which were non-cash, reflected a $29 million charge primarily related to a 1994 tax planning transaction, a $24 million tax reserve related to the treatment of funds received from foreign subsidiaries that is in ongoing discussions with the Internal Revenue Service (“IRS”), and a $19 million expense due primarily to prior years’ tax adjustments, including a settlement with the IRS that resulted in a lower than expected refund of taxes associated with a 1995 leasing transaction.

Adjusted income from continuing operations and adjusted diluted EPS from continuing operations for 2007 exclude the $54 million after-tax charge ($0.14 per diluted share) for the Employee Stock Ownership Plan (“ESOP”) settlement agreement reached with the IRS and the Department of Labor in the 2007 second quarter.

Reported income from continuing operations was $359 million for full year 2008 compared to reported income of $697 million a year ago. Reported diluted EPS from continuing operations was $0.98 for 2008 compared to diluted EPS from continuing operations of $1.75 for 2007.

Exhibit 99

Excluding the 53rd week of 2008, REVPAR for the company’s comparable worldwide company-operated properties increased 0.6 percent (a decline of 0.4 percent using constant dollars). REVPAR for the company’s comparable worldwide systemwide properties increased 0.1 percent (a decline of 0.6 percent using constant dollars) over the prior year.

International comparable company-operated REVPAR for 2008 grew 6.7 percent (3.3 percent using constant dollars), including a 10.0 percent increase in average daily rate (6.5 percent increase using constant dollars).

In North America, excluding the 53rd week in fiscal 2008, comparable company-operated REVPAR declined 2.0 percent. REVPAR at the company’s comparable company-operated North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels & Resorts) was down 1.3 percent with average daily rate growth of 1.0 percent.

Reported results for full year 2008, the adjusted results and the associated reconciliations are shown on pages A-2 and A-13 of the accompanying schedules. The following paragraphs reflect adjusted results where indicated.

MARRIOTT REVENUES totaled nearly $13 billion in 2008, roughly flat with 2007. Total fees in 2008 were $1,397 million, a decrease of 2 percent over the prior year. Base management and franchise fees grew $27 million in 2008, reflecting international REVPAR gains and worldwide unit growth offset in part by declines in North American REVPAR. Franchise relicensing fees declined by $13 million in 2008. Base management fees in 2007 included $6 million in proceeds from business interruption insurance. Incentive management fees declined 16 percent reflecting lower property-level margins due to North American REVPAR declines and increased wages and utility costs. In 2007, incentive management fees included $17 million that were based on prior period results but not earned and due until 2007 and $13 million in proceeds from business interruption insurance.

Owned, leased, corporate housing and other revenue, net of direct expenses, totaled $137 million in 2008 compared to $178 million in 2007. Results were primarily impacted by lower operating results at owned and leased properties, the conversion of some owned properties to management

Exhibit 99

agreements, the impact of properties undergoing renovation, as well as $17 million lower revenue from a services contract terminated at the end of 2007.

Timeshare segment contract sales in 2008 declined 23 percent to $1,076 million reflecting significantly lower demand, the impact of projects approaching sellout and anticipated contract cancellations. The allowance for anticipated contract cancellations reduced contract sales by $115 million for the year.

Adjusted Timeshare sales and services revenue declined 15 percent to $1,484 million in 2008 reflecting lower revenue from projects approaching sell-out, a decline in demand for all Timeshare products, and lower reportability. Adjusted Timeshare sales and services revenue, net of direct expenses, totaled $147 million in 2008, a decrease of 58 percent. Adjusted Timeshare note sale gains totaled $28 million in 2008 compared to $81 million in 2007. Two note sale transactions were completed in 2007 compared to only one transaction in 2008. Timeshare direct expenses also included the $22 million impairment charge at the fractional and residential joint venture project referred to below.

Adjusted Timeshare segment results, which includes timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity earnings, minority interest and general, administrative and other expenses associated with the timeshare business, totaled $121 million in 2008 compared to $306 million in the prior year. The segment results reflected a third quarter $10 million net pretax impairment charge for a fractional and residential consolidated joint venture project, adjusting the carrying value of the real estate to its estimated fair market value. The $10 million charge included a $22 million negative adjustment in timeshare direct expenses discussed above partially offset by a $12 million pretax ($8 million after-tax) benefit associated with the joint venture partner’s share, which is reflected in minority interest.

ADJUSTED GENERAL, ADMINISTRATIVE and OTHER expenses increased 3 percent to $751 million in 2008 and included a $4 million increase in foreign exchange losses and the $5 million unfavorable impact of the 53rd week, $28 million favorable impact associated with deferred compensation (offset by a similar increase in the provision for income taxes) and $39 million of increased expenses largely associated with unit growth and development, systems improvements and initiatives to enhance our global brands. Adjusted general, administrative and other expenses in 2007 included an $11 million unfavorable impact

Exhibit 99

associated with deferred compensation (offset by a similar decrease in the provision for taxes), as well as a $9 million benefit from the reversal of reserves established several years earlier that were no longer required.

ADJUSTED GAINS AND OTHER INCOME totaled $47 million in 2008 and included gains of $14 million from the sale of real estate, a $28 million gain on the extinguishment of debt, $6 million of preferred returns from several joint venture investments and other income and $3 million of gains on the sale of the company’s interests in two joint ventures partially offset by a $4 million loss on the sale of an investment. Gains of $97 million in 2007 included gains of $39 million from the sale of real estate, $12 million of gains associated with the forgiveness of debt, an $18 million gain from the sale of a stock investment, $13 million of gains on the sale of the company’s interests in five joint ventures and $15 million of preferred returns from several joint venture investments and other income.

ADJUSTED INTEREST EXPENSE declined $8 million to $163 million partially due to lower interest rates in 2008 and the maturity of our Series E Senior Notes in early 2008.

ADJUSTED EQUITY IN EARNINGS totaled $31 million in 2008, an increase of $16 million largely due to a $15 million gain on the sale of a joint venture’s assets.

ADJUSTED INCOME TAXES

The adjusted provision for taxes reflected the $29 million unfavorable impact associated with deferred compensation (offset by a similar benefit in general, administrative and other expenses).

MINORITY INTEREST, NET OF TAX increased $14 million in 2008. The increase largely reflected the adjustment of the carrying value of the fractional and residential project noted earlier. Since the project is a consolidated joint venture, the partner’s share of the adjustment was an $8 million after-tax benefit to minority interest.

BALANCE SHEET

At year-end 2008, total debt was $3,095 million and cash balances totaled $134 million, compared to $2,965 million in debt and $332 million of cash at year-end 2007. The company repurchased $109 million of its Senior Notes in 2008. At year-end 2008, Marriott had drawn down $969 million under its $2.4 billion bank revolver.

Exhibit 99

The company repurchased 11.9 million shares of common stock in 2008 at a cost of $371 million. Weighted average fully diluted shares outstanding totaled 359.4 million in the 2008 fourth quarter compared to 383.1 million in the year-ago quarter. The remaining share repurchase authorization, as of January 2, 2009, totaled 21.3 million shares. No share repurchases are planned in 2009.

OUTLOOK

While Marriott typically provides a range of guidance for future performance, the current global economic and financial climate makes predictions very difficult. For the first quarter of 2009, the company expects North American comparable company-operated REVPAR to decline roughly 17 percent, including the benefit of the shifting fiscal calendar, and comparable company-operated REVPAR outside North America to decline roughly 15 percent. Based on those assumptions, total fee revenue could decline 20 to 25 percent and owned, leased, corporate housing and other, net of direct expenses, could total $5 million to $10 million.

In the first quarter, the company expects Timeshare sales and services revenue, net of direct expenses, to total a loss of about $10 million. First quarter Timeshare contract sales are expected to total $150 million to $160 million.

General, administrative and other expenses are expected to total $145 million to $150 million in the first quarter of 2009, a decline of roughly $15 million from 2008.

Based upon the above assumptions, the company expects diluted EPS from continuing operations for the 2009 first quarter to total $0.13 to $0.15.

For the full year 2009, the company expects the business environment to remain unpredictable and, therefore, is unable to give its typical annual guidance. Instead, the company is providing a broad range of assumptions, which it’s using for internal planning purposes. For company-operated hotels outside North America, the company assumes an 8 to 13 percent decline in REVPAR on a constant dollar basis. For North American comparable company operated hotels, the company assumes a 12 to 17 percent decline in REVPAR. Room growth is expected to total over 30,000 rooms in 2009 as most hotels expected to open are already under construction or

Exhibit 99

undergoing conversion from other brands. All in all, fee revenue under these assumptions could total roughly $1,075 million to $1,175 million in 2009. The company estimates that incentive management fees in 2009 would derive largely from international markets. Owned, leased, corporate housing and other revenue, net of direct expenses, could total $65 million to $85 million in 2009.

The timeshare business is more complex to forecast and model, particularly in this weak economic environment. In 2009, if Timeshare segment contract sales total roughly $800 million, consistent with recent performance, then Timeshare sales and services revenue, net of direct expenses, could total approximately $70 million. Base management fees associated with the timeshare business are likely to increase and timeshare site, regional and corporate overhead is likely to decline in 2009. While the company expects to complete timeshare note sales in 2009, pricing is likely to remain unfavorable, so no note sale gains are assumed. Under this scenario, Timeshare segment results for 2009 could total approximately $45 million.

The company’s general, administrative and other expenses are expected to total about $640 million to $665 million reflecting substantial savings compared to 2008 as a result of restructuring efforts and cost controls.

While the company cannot forecast results with any certainty, based upon the above assumptions, diluted EPS from continuing operations for 2009 could total $0.86 to $1.04 and, assuming the investment spending levels below, debt levels could decline $600 million to $700 million by year-end 2009.

The company expects investment spending to decline from approximately $950 million in 2008 to approximately $500 million to $600 million in 2009, including $30 million for maintenance capital spending, $130 million to $170 million for capital expenditures, $120 million to $140 million for net timeshare development, $130 million to $150 million in new mezzanine financing and mortgage loans for hotels developed by owners and franchisees, $50 million to $70 million for contract acquisition costs and $40 million in equity and other investments (including timeshare equity investments).

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, February 12, 2009 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations

Exhibit 99

website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until February 12, 2010. The webcast will also be available as a podcast from the same site.

The telephone dial-in number for the conference call is 719-325-4831. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, February 12, 2009 until 8 p.m. ET, Thursday, February 19, 2009. To access the replay, call 719-457-0820. The reservation number for the recording is 7210547.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends; statements concerning the number of lodging properties we expect to add in the future; our expected cost savings, investment spending and share repurchases; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the depth and duration of the current recession in the lodging industry and the economy generally; supply and demand changes for hotel rooms, vacation ownership, condominiums, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors identified in our most recent annual or quarterly report on Form 10-K or Form 10-Q; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, Inc. (NYSE:MAR) is a leading lodging company with more than 3,100 lodging properties in 66 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, Horizons by Marriott Vacation Club, The Ritz-Carlton Club and Grand Residences by Marriott brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA and had approximately 146,000 employees at 2008 year-end. It is recognized by BusinessWeek as one of the 100 best global brands, by FORTUNE® as one of the best companies to work for, and by the U.S. Environmental Protection Agency (EPA) as Partner of the Year since 2004. In fiscal year 2008, Marriott International reported sales from continuing operations of nearly $13 billion. For more information or reservations, please visit our web site at www.marriott.com.

IRPR#1

Tables follow

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	As Reported 17 Weeks Ended January 2, 2009	Adjustments		As Adjusted 17 Weeks Ended January 2, 2009 **	As Reported 16 Weeks Ended December 28, 2007	Percent Better/ (Worse) Adjusted 2008 vs. 2007 As Reported
		Restructuring Costs & Other Charges	Certain Tax Items
REVENUES
Base management fees	$183	$—	$—	$183	$203	(10)
Franchise fees	137	—	—	137	136	1
Incentive management fees	82	—	—	82	126	(35)
Owned, leased, corporate housing and other revenue [1]	376	—	—	376	416	(10)
Timeshare sales and services [2]	325	61	—	386	536	(28)
Cost reimbursements [3]	2,681	—	—	2,681	2,672	—

Total Revenues	3,784	61	—	3,845	4,089	(6)

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing—direct [4]	331	—	—	331	351	6
Timeshare—direct	373	3	—	376	410	8
Reimbursed costs	2,681	—	—	2,681	2,672	—
Restructuring costs [5]	55	(55)	—	—	—	*
General, administrative and other [6]	270	(32)	—	238	250	5

Total Expenses	3,710	(84)	—	3,626	3,683	2

OPERATING INCOME	74	145	—	219	406	(46)

Gains and other income (includes gains on debt extinguishment of $28M) [7]	19	9	—	28	20	40
Interest expense	(50)	—	—	(50)	(57)	12
Interest income	11	—	—	11	12	(8)
(Provision for) reversal of loan losses	(22)	22	—	—	(17)	100
Equity in earnings (losses) [8]	(11)	16	—	5	6	(17)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	21	192	—	213	370	(42)
Provision for income taxes	(33)	(68)	7	(94)	(134)	30
Minority interest, net of tax	2	—	—	2	—	*

INCOME / (LOSS) FROM CONTINUING OPERATIONS	(10)	124	7	121	236	(49)

Discontinued operations—Synthetic Fuel, net of tax [9]	—	—	—	—	(60)	100

NET INCOME / (LOSS)	$(10)	$124	$7	$121	$176	(31)

EARNINGS PER SHARE—Basic
Earnings from continuing operations [10]	$(0.03)	$0.35	$0.02	$0.35	$0.65	(46)
Earnings from discontinued operations [9]	—	—	—	—	(0.17)	100

Earnings per share [10]	$(0.03)	$0.35	$0.02	$0.35	$0.48	(27)

EARNINGS PER SHARE—Diluted
Earnings from continuing operations	$(0.03)	$0.35	$0.02	$0.34	$0.62	(45)
Earnings from discontinued operations [9]	—	—	—	—	(0.16)	100

Earnings per share	$(0.03)	$0.35	$0.02	$0.34	$0.46	(26)

Basic Shares	349.3	349.3	349.3	349.3	363.6
Diluted Shares	349.3	359.4	359.4	359.4	383.1

*		Percent can not be calculated.
**		Denotes non-GAAP financial measures. Please see page A-16 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services includes gains on the sale of timeshare note receivable securitizations.
[3]	–	Cost reimbursements include reimbursements from lodging properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing—direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.
[5]	–	Restructuring costs include the write-off of capitalized development costs related to certain projects that we discontinued, severance charges as a result of Timeshare and above-property personnel reductions, and facilities exit costs arising from the reduction in personnel.

[6]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[7]	–	Gains and other income includes gains and losses on the sale of real estate, gains on note sales or repayments (except timeshare note securitization gains), sale of joint ventures, gains on debt extinguishment and income from cost method joint ventures.
[8]	–	Equity in earnings (losses) includes our equity in earnings (losses) of unconsolidated equity method joint ventures.
[9]	–	Discontinued operations relates to our Synthetic Fuel business which was shut down and substantially all the assets liquidated at December 28, 2007.
[10]	–	Earnings per share as reported plus earnings per share from Restructuring Costs & Other Charges and Certain Tax Items may not sum to earnings per share as adjusted due to rounders.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	As Reported 53 Weeks Ended January 2, 2009	Adjustments		As Adjusted 53 Weeks Ended January 2, 2009 **	As Reported 52 Weeks Ended December 28, 2007	ESOP Adjustment	As Adjusted 52 Weeks Ended December 28, 2007 **	Percent Better/ (Worse) Adjusted 2008 vs. Adjusted 2007
		Restructuring Costs & Other Charges	Certain Tax Items
REVENUES
Base management fees	$635	$—	$—	$635	$620	$—	$620	2
Franchise fees	451	—	—	451	439	—	439	3
Incentive management fees	311	—	—	311	369	—	369	(16)
Owned, leased, corporate housing and other revenue [1]	1,225	—	—	1,225	1,240	—	1,240	(1)
Timeshare sales and services [2]	1,423	61	—	1,484	1,747	—	1,747	(15)
Cost reimbursements [3]	8,834	—	—	8,834	8,575	—	8,575	3

Total Revenues	12,879	61	—	12,940	12,990	—	12,990	—

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing—direct [4]	1,088	—	—	1,088	1,062	—	1,062	(2)
Timeshare—direct	1,334	3	—	1,337	1,397	—	1,397	4
Reimbursed costs	8,834	—	—	8,834	8,575	—	8,575	(3)
Restructuring costs [5]	55	(55)	—	—	—	—	—	*
General, administrative and other [6]	783	(32)	—	751	768	(35)	733	(3)

Total Expenses	12,094	(84)	—	12,010	11,802	(35)	11,767	(2)

OPERATING INCOME	785	145	—	930	1,188	35	1,223	(24)

Gains and other income (includes gains on debt extinguishment of $28M) [7]	38	9	—	47	97	—	97	(52)
Interest expense	(163)	—	—	(163)	(184)	13	(171)	5
Interest income	39	—	—	39	38	—	38	3
(Provision for) reversal of loan losses	(20)	22	—	2	(17)	—	(17)	112
Equity in earnings (losses) [8]	15	16	—	31	15	—	15	107

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	694	192	—	886	1,137	48	1,185	(25)
Provision for income taxes	(350)	(68)	72	(346)	(441)	6	(435)	20
Minority interest, net of tax	15			15	1	—	1	1,400

INCOME FROM CONTINUING OPERATIONS	359	124	72	555	697	54	751	(26)

Discontinued operations—Synthetic Fuel, net of tax [9]	3	—	—	3	(1)	—	(1)	400

NET INCOME	$362	$124	$72	$558	$696	$54	$750	(26)

EARNINGS PER SHARE—Basic
Earnings from continuing operations [10]	$1.02	$0.35	$0.20	$1.58	$1.85	$0.14	$1.99	(21)
Earnings from discontinued operations [9]	0.01	—	—	0.01	—	—	—	*

Earnings per share [10]	$1.03	$0.35	$0.20	$1.59	$1.85	$0.14	$1.99	(20)

EARNINGS PER SHARE—Diluted
Earnings from continuing operations [10]	$0.98	$0.34	$0.20	$1.51	$1.75	$0.14	$1.89	(20)
Earnings from discontinued operations [9]	0.01	—	—	0.01	—	—	—	*

Earnings per share [10]	$0.99	$0.34	$0.20	$1.52	$1.75	$0.14	$1.89	(20)

Basic Shares	351.8	351.8	351.8	351.8	376.1	376.1	376.1
Diluted Shares	366.9	366.9	366.9	366.9	397.3	397.3	397.3

*		Percent can not be calculated.
**		Denotes non-GAAP financial measures. Please see page A-16 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services includes gains on the sale of timeshare note receivable securitizations.
[3]	–	Cost reimbursements include reimbursements from lodging properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing — direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.
[5]	–	Restructuring costs include the write-off of capitalized development costs related to certain projects that we discontinued, severance charges as a result of Timeshare and above-property personnel reductions, and facilities exit costs arising from the reduction in personnel.
[6]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[7]	–	Gains and other income includes gains and losses on the sale of real estate, gains on note sales or repayments (except timeshare note securitization gains), sale of joint ventures, gains on debt extinguishment and income from cost method joint ventures.
[8]	–	Equity in earnings (losses) includes our equity in earnings (losses) of unconsolidated equity method joint ventures.
[9]	–	Discontinued operations relates to our Synthetic Fuel business which was shut down and substantially all the assets liquidated at December 28, 2007.
[10]	–	Earnings per share as reported plus earnings per share from Restructuring Costs & Other Charges and Certain Tax Items may not sum to earnings per share as adjusted due to rounders.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

BUSINESS SEGMENTS

($ in millions)

	Quarter Ended [3]		Percent Better/ (Worse)
	January 2, 2009	December 28, 2007
REVENUES

North American Full-Service	$1,714	$1,709	—
North American Limited-Service	663	657	1
International	451	538	(16)
Luxury	512	528	(3)
Timeshare	424	627	(32)

Total segment revenues [1]	3,764	4,059	(7)
Other unallocated corporate	20	30	(33)

Total	$3,784	$4,089	(7)

INCOME / (LOSS) FROM CONTINUING OPERATIONS

North American Full-Service	$129	$154	(16)
North American Limited-Service	94	124	(24)
International	67	105	(36)
Luxury	12	28	(57)
Timeshare [2]	(95)	116	(182)

Total segment financial results [1]	207	527	(61)
Other unallocated corporate	(121)	(95)	(27)
Interest income, provision for loan losses and interest expense	(61)	(62)	2
Income taxes [2]	(35)	(134)	74

Total	$(10)	$236	(104)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate minority interest of our consolidated subsidiaries to our segments. Accordingly, minority interest of our consolidated subsidiaries of $2 million for the 2008 fourth quarter as reflected in our income statement, was allocated as follows: $4 million to our Timeshare segment and $(2) million to Provision for income taxes.

[3]	There were 17 weeks in the quarter ended January 2, 2009 and 16 weeks in the quarter ended December 28, 2007.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

BUSINESS SEGMENTS

($ in millions)

	Year Ended [3]		Percent Better/ (Worse)
	January 2, 2009	December 28, 2007
REVENUES

North American Full-Service	$5,631	$5,476	3
North American Limited-Service	2,233	2,198	2
International	1,544	1,594	(3)
Luxury	1,659	1,576	5
Timeshare	1,750	2,065	(15)

Total segment revenues [1]	12,817	12,909	(1)
Other unallocated corporate	62	81	(23)

Total	$12,879	$12,990	(1)

INCOME FROM CONTINUING OPERATIONS

North American Full-Service	$419	$478	(12)
North American Limited-Service	395	461	(14)
International [2]	246	271	(9)
Luxury	78	72	8
Timeshare [2]	28	306	(91)

Total segment financial results [1]	1,166	1,588	(27)
Other unallocated corporate	(304)	(287)	(6)
Interest income, provision for loan losses and interest expense	(144)	(163)	12
Income taxes [2]	(359)	(441)	19

Total	$359	$697	(48)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate minority interest of our consolidated subsidiaries to our segments. Accordingly, minority interest of our consolidated subsidiaries of $15 million for the 2008 fourth quarter year-to-date as reflected in our income statement, was allocated as follows: $25 million to our Timeshare segment, $(1) million to our International segment, and $(9) million to Provision for income taxes.

[3]	There were 53 weeks in the year ended January 2, 2009 and 52 weeks in the year ended December 28, 2007.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	January 2, 2009	December 28, 2007	vs. December 28, 2007	January 2, 2009	December 28, 2007	vs. December 28, 2007
Domestic Full-Service
Marriott Hotels & Resorts	348	342	6	138,613	136,348	2,265
Renaissance Hotels & Resorts	76	71	5	27,774	26,117	1,657
Domestic Limited-Service
Courtyard	728	693	35	101,743	96,759	4,984
Fairfield Inn	560	529	31	49,678	46,930	2,748
SpringHill Suites	207	176	31	24,027	20,445	3,582
Residence Inn	555	528	27	66,252	62,805	3,447
TownePlace Suites	163	141	22	16,328	14,122	2,206
International
Marriott Hotels & Resorts	183	178	5	54,617	52,196	2,421
Renaissance Hotels & Resorts	65	70	(5)	21,615	22,817	(1,202)
Courtyard	80	74	6	15,515	14,021	1,494
Fairfield Inn	9	8	1	1,109	947	162
SpringHill Suites	1	1	—	124	124	—
Residence Inn	18	18	—	2,665	2,611	54
Marriott Executive Apartments	20	18	2	3,217	2,905	312
Ramada	—	2	(2)	—	332	(332)
Luxury
The Ritz-Carlton—Domestic	37	36	1	11,629	11,627	2
The Ritz-Carlton—International	33	32	1	10,204	9,591	613
Bulgari Hotels & Resorts	2	2	—	117	117	—
The Ritz-Carlton Residential	23	17	6	2,269	1,707	562
The Ritz-Carlton Serviced Apartments	3	2	1	478	387	91
Timeshare [2]
Marriott Vacation Club	49	46	3	11,353	10,896	457
The Ritz-Carlton Club—Fractional	10	7	3	456	388	68
The Ritz-Carlton Club—Residential	3	3	—	148	144	4
Grand Residences by Marriott—Fractional	2	2	—	241	248	(7)
Grand Residences by Marriott—Residential	1	1	—	65	65	—
Horizons by Marriott Vacation Club	2	2	—	444	444	—

Sub Total Timeshare	67	61	6	12,707	12,185	522

Total	3,178	2,999	179	560,681	535,093	25,588

Number of Timeshare Interval, Fractional and Residential Resorts [2]
	Total [3]	In Active Sales
100% Company-Developed
Marriott Vacation Club	49	26
The Ritz-Carlton Club and Residences	10	8
Grand Residences by Marriott and Residences	3	3
Horizons by Marriott Vacation Club	2	2

Joint Ventures
The Ritz-Carlton Club and Residences	3	3

Total	67	42

[1]	Total Lodging Products excludes the 2,332 and 2,156 corporate housing rental units as of January 2, 2009 and December 28, 2007, respectively.
[2]	Includes products in active sales which may not be ready for occupancy.
[3]	Includes resorts that are in active sales and those that are sold out. Residential properties are captured once they possess a certificate of occupancy.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]

	Four Months Ended December 31, 2008 and December 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$131.36	10.2%	69.1%	-3.3	% pts.	$189.98	15.5%
Continental Europe	$136.17	-7.8%	70.8%	-6.0	% pts.	$192.23	0.0%
United Kingdom	$116.32	-7.3%	74.1%	-3.0	% pts.	$156.94	-3.5%
Middle East & Africa	$122.07	6.6%	71.3%	-0.4	% pts.	$171.22	7.3%
Asia Pacific[2]	$96.63	-12.5%	66.0%	-9.6	% pts.	$146.31	0.2%

Regional Composite[3]	$119.70	-5.7%	69.8%	-5.7	% pts.	$171.54	2.1%

International Luxury[4]	$194.15	-3.8%	63.5%	-5.5	% pts.	$305.89	4.6%

Total International[5]	$128.17	-5.3%	69.1%	-5.7	% pts.	$185.58	2.5%

Worldwide[6]	$109.45	-9.4%	65.7%	-5.1	% pts.	$166.52	-2.3%

Worldwide[7] (excluding 53rd week for North America)	$111.91	-7.3%	66.7%	-4.1	% pts.	$167.74	-1.6%

Comparable Systemwide International Properties[1]

	Four Months Ended December 31, 2008 and December 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$113.41	6.6%	66.4%	-4.0	% pts.	$170.78	13.1%
Continental Europe	$136.09	-4.9%	69.7%	-5.3	% pts.	$195.36	2.3%
United Kingdom	$114.47	-7.7%	73.4%	-3.5	% pts.	$155.91	-3.2%
Middle East & Africa	$122.07	6.6%	71.3%	-0.4	% pts.	$171.22	7.3%
Asia Pacific[2]	$102.56	-10.8%	67.3%	-8.9	% pts.	$152.41	1.0%

Regional Composite[3]	$119.14	-4.9%	69.1%	-5.6	% pts.	$172.31	2.9%

International Luxury[4]	$194.15	-3.8%	63.5%	-5.5	% pts.	$305.89	4.6%

Total International[5]	$126.10	-4.7%	68.6%	-5.6	% pts.	$183.78	3.1%

Worldwide[6]	$92.29	-9.3%	64.7%	-5.3	% pts.	$142.71	-1.9%

Worldwide[7] (excluding 53rd week for North America)	$94.75	-6.8%	65.9%	-4.1	% pts.	$143.84	-1.1%

[1]

International financial results are reported on a period basis, while International statistics are reported on a monthly basis. Statistics are in constant dollars for September through December. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the four calendar months ended December 31, 2008 and December 31, 2007, and North American statistics for the seventeen weeks ended January 2, 2009 and sixteen weeks ended December 28, 2007. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

[7]

Includes international statistics for the four calendar months ended December 31, 2008 and December 31, 2007, and North American statistics for the sixteen weeks ended December 26, 2008 and sixteen weeks ended December 28, 2007. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]

	Twelve Months Ended December 31, 2008 and December 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$145.05	10.2%	74.1%	-0.9	% pts.	$195.63	11.6%
Continental Europe	$144.82	1.2%	71.0%	-3.3	% pts.	$203.88	5.9%
United Kingdom	$131.15	-1.4%	74.8%	-2.0	% pts.	$175.32	1.3%
Middle East & Africa	$125.01	14.4%	75.4%	2.5	% pts.	$165.72	10.6%
Asia Pacific[2]	$109.65	-0.2%	70.6%	-4.0	% pts.	$155.27	5.5%

Regional Composite[3]	$131.00	2.6%	72.5%	-2.4	% pts.	$180.81	6.0%

International Luxury[4]	$220.60	6.6%	69.8%	-0.5	% pts.	$315.83	7.4%

Total International[5]	$141.18	3.3%	72.2%	-2.2	% pts.	$195.65	6.5%

Worldwide[6]	$119.88	-1.1%	70.4%	-2.3	% pts.	$170.20	2.1%

Worldwide[7] (excluding 53rd week for North America)	$120.80	-0.4%	70.8%	-1.9	% pts.	$170.59	2.4%

Comparable Systemwide International Properties[1]

	Twelve Months Ended December 31, 2008 and December 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$126.71	7.4%	70.4%	-1.6	% pts.	$179.94	9.8%
Continental Europe	$144.97	4.4%	69.8%	-2.1	% pts.	$207.79	7.4%
United Kingdom	$129.09	-1.7%	74.2%	-2.3	% pts.	$174.06	1.4%
Middle East & Africa	$125.01	14.4%	75.4%	2.5	% pts.	$165.72	10.6%
Asia Pacific[2]	$111.52	-0.8%	71.0%	-3.9	% pts.	$157.13	4.7%

Regional Composite[3]	$129.21	3.1%	71.4%	-2.2	% pts.	$181.02	6.3%

International Luxury[4]	$220.60	6.6%	69.8%	-0.5	% pts.	$315.83	7.4%

Total International[5]	$137.69	3.6%	71.2%	-2.1	% pts.	$193.29	6.7%

Worldwide[6]	$101.48	-1.5%	69.5%	-2.6	% pts.	$146.02	2.2%

Worldwide[7] (excluding 53rd week for North America)	$102.40	-0.6%	70.0%	-2.1	% pts.	$146.38	2.4%

[1]

International financial results are reported on a period basis, while International statistics are reported on a monthly basis. Statistics are in constant dollars for January through December. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the twelve calendar months ended December 31, 2008 and December 31, 2007, and North American statistics for the fifty-three weeks ended January 2, 2009 and fifty-two weeks ended December 28, 2007. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

[7]

Includes international statistics for the twelve calendar months ended December 31, 2008 and December 31, 2007, and North American statistics for the fifty-two weeks ended December 26, 2008 and fifty-two weeks ended December 28, 2007. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]

	Seventeen Weeks Ended January 2, 2009 and Sixteen Weeks Ended December 28, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$117.19	-8.7%	65.5%	-4.2	% pts.	$178.81	-2.8%
Renaissance Hotels & Resorts	$106.51	-8.2%	64.1%	-3.7	% pts.	$166.26	-2.9%
Composite North American Full-Service[2]	$115.29	-8.6%	65.3%	-4.1	% pts.	$176.62	-2.8%
The Ritz-Carlton[3]	$195.88	-16.4%	60.1%	-8.3	% pts.	$325.88	-4.9%
Composite North American Full-Service & Luxury[4]	$122.79	-10.2%	64.8%	-4.5	% pts.	$189.51	-4.0%
Residence Inn	$85.52	-9.0%	69.5%	-4.6	% pts.	$122.97	-3.0%
Courtyard	$76.83	-13.7%	61.7%	-5.6	% pts.	$124.49	-5.8%
TownePlace Suites	$56.75	-6.9%	66.0%	-4.6	% pts.	$86.00	-0.4%
SpringHill Suites	$65.91	-12.6%	62.1%	-7.2	% pts.	$106.08	-2.4%
Composite North American Limited-Service[5]	$77.18	-12.0%	64.1%	-5.3	% pts.	$120.36	-4.7%
Composite—All [6]	$102.55	-10.9%	64.5%	-4.8	% pts.	$159.00	-4.2%

Comparable Systemwide North American Properties[1]

	Seventeen Weeks Ended January 2, 2009 and Sixteen Weeks Ended December 28, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$101.81	-9.1%	63.0%	-4.6	% pts.	$161.48	-2.5%
Renaissance Hotels & Resorts	$97.66	-9.7%	63.8%	-4.3	% pts.	$153.18	-3.5%
Composite North American Full-Service[2]	$101.14	-9.2%	63.2%	-4.5	% pts.	$160.13	-2.7%
The Ritz-Carlton[3]	$195.88	-16.4%	60.1%	-8.3	% pts.	$325.88	-4.9%
Composite North American Full-Service & Luxury[4]	$106.30	-10.3%	63.0%	-4.7	% pts.	$168.74	-3.5%
Residence Inn	$86.03	-7.4%	70.3%	-4.5	% pts.	$122.42	-1.4%
Courtyard	$77.37	-11.5%	63.1%	-5.5	% pts.	$122.65	-3.7%
Fairfield Inn	$53.76	-10.8%	60.5%	-6.3	% pts.	$88.83	-1.5%
TownePlace Suites	$56.28	-8.1%	64.2%	-5.3	% pts.	$87.59	-0.4%
SpringHill Suites	$66.62	-9.9%	63.2%	-5.7	% pts.	$105.44	-1.8%
Composite North American Limited-Service[5]	$73.08	-9.9%	64.5%	-5.4	% pts.	$113.23	-2.3%
Composite—All [6]	$86.04	-10.1%	63.9%	-5.1	% pts.	$134.56	-2.9%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for September through December.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]

	Fifty-three Weeks Ended January 2, 2009 and Fifty-two Weeks Ended December 28, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$125.69	-1.6%	70.5%	-2.1	% pts.	$178.24	1.3%
Renaissance Hotels & Resorts	$116.05	-1.5%	69.4%	-1.4	% pts.	$167.17	0.4%
Composite North American Full-Service[2]	$123.98	-1.6%	70.3%	-2.0	% pts.	$176.30	1.2%
The Ritz-Carlton[3]	$230.13	-4.7%	68.6%	-3.1	% pts.	$335.52	-0.4%
Composite North American Full-Service & Luxury[4]	$133.52	-2.2%	70.2%	-2.1	% pts.	$190.29	0.7%
Residence Inn	$94.32	-2.7%	74.8%	-2.2	% pts.	$126.06	0.2%
Courtyard	$85.71	-4.9%	67.0%	-2.8	% pts.	$127.86	-1.0%
TownePlace Suites	$60.12	-5.4%	68.7%	-4.7	% pts.	$87.46	1.0%
SpringHill Suites	$75.29	-3.8%	69.1%	-2.9	% pts.	$109.00	0.2%
Composite North American Limited-Service[5]	$85.83	-4.2%	69.4%	-2.7	% pts.	$123.69	-0.5%
Composite—All [6]	$112.31	-2.9%	69.8%	-2.4	% pts.	$160.85	0.4%

Comparable Systemwide North American Properties[1]

	Fifty-three Weeks Ended January 2, 2009 and Fifty-two Weeks Ended December 28, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$111.02	-2.2%	68.0%	-2.5	% pts.	$163.37	1.4%
Renaissance Hotels & Resorts	$107.08	-2.1%	68.9%	-1.7	% pts.	$155.35	0.3%
Composite North American Full-Service[2]	$110.38	-2.2%	68.1%	-2.3	% pts.	$162.07	1.2%
The Ritz-Carlton[3]	$230.13	-4.7%	68.6%	-3.1	% pts.	$335.52	-0.4%
Composite North American Full-Service & Luxury[4]	$116.67	-2.5%	68.1%	-2.4	% pts.	$171.24	0.9%
Residence Inn	$94.70	-1.1%	75.4%	-2.0	% pts.	$125.62	1.5%
Courtyard	$86.07	-3.4%	68.3%	-2.7	% pts.	$126.01	0.4%
Fairfield Inn	$60.78	-3.5%	66.2%	-3.9	% pts.	$91.75	2.1%
TownePlace Suites	$61.88	-3.4%	69.4%	-3.4	% pts.	$89.22	1.3%
SpringHill Suites	$74.85	-3.6%	68.8%	-3.2	% pts.	$108.78	0.9%
Composite North American Limited-Service[5]	$81.24	-2.8%	69.9%	-2.8	% pts.	$116.29	1.2%
Composite—All [6]	$95.04	-2.7%	69.2%	-2.7	% pts.	$137.36	1.1%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for January through December.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Excludes 53rd week of 2008 for North America)

Comparable Company-Operated North American Properties[1]

	Sixteen Weeks Ended December 26, 2008 and December 28, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$120.36	-6.2%	66.8%	-2.9	% pts.	$180.22	-2.1%
Renaissance Hotels & Resorts	$109.69	-5.4%	65.3%	-2.4	% pts.	$167.95	-1.9%
Composite North American Full-Service[2]	$118.47	-6.1%	66.5%	-2.8	% pts.	$178.08	-2.0%
The Ritz-Carlton[3]	$195.88	-16.4%	60.1%	-8.3	% pts.	$325.88	-4.9%
Composite North American Full-Service & Luxury[4]	$126.08	-7.8%	65.9%	-3.4	% pts.	$191.33	-3.1%
Residence Inn	$87.86	-6.5%	71.0%	-3.2	% pts.	$123.72	-2.4%
Courtyard	$79.65	-10.5%	63.4%	-4.0	% pts.	$125.69	-4.9%
TownePlace Suites	$58.47	-4.1%	67.6%	-3.0	% pts.	$86.48	0.2%
SpringHill Suites	$67.90	-10.0%	63.5%	-5.9	% pts.	$106.96	-1.6%
Composite North American Limited-Service[5]	$79.70	-9.2%	65.7%	-3.8	% pts.	$121.35	-4.0%
Composite—All [6]	$105.56	-8.3%	65.8%	-3.5	% pts.	$160.43	-3.3%

Comparable Systemwide North American Properties[1]

	Sixteen Weeks Ended December 26, 2008 and December 28, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$104.78	-6.4%	64.5%	-3.1	% pts.	$162.47	-1.9%
Renaissance Hotels & Resorts	$101.00	-6.6%	65.2%	-2.8	% pts.	$154.82	-2.5%
Composite North American Full-Service[2]	$104.18	-6.5%	64.6%	-3.1	% pts.	$161.24	-2.0%
The Ritz-Carlton[3]	$195.88	-16.4%	60.1%	-8.3	% pts.	$325.88	-4.9%
Composite North American Full-Service & Luxury[4]	$109.47	-7.6%	64.3%	-3.4	% pts.	$170.12	-2.7%
Residence Inn	$88.13	-5.1%	71.7%	-3.1	% pts.	$122.89	-1.1%
Courtyard	$80.00	-8.4%	64.6%	-3.9	% pts.	$123.74	-2.9%
Fairfield Inn	$55.08	-8.6%	61.6%	-5.2	% pts.	$89.42	-0.8%
TownePlace Suites	$58.05	-5.2%	65.8%	-3.8	% pts.	$88.19	0.3%
SpringHill Suites	$68.49	-7.3%	64.4%	-4.5	% pts.	$106.34	-0.9%
Composite North American Limited-Service[5]	$75.21	-7.3%	66.0%	-4.0	% pts.	$114.03	-1.6%
Composite—All [6]	$88.58	-7.4%	65.3%	-3.7	% pts.	$135.59	-2.1%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for September through December.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Excludes 53rd of 2008 week for North America)

Comparable Company-Operated North American Properties[1]

	Fifty-two Weeks Ended December 26, 2008 and December 28, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$126.83	-0.7%	71.0%	-1.6	% pts.	$178.64	1.6%
Renaissance Hotels & Resorts	$117.21	-0.5%	69.9%	-0.9	% pts.	$167.67	0.7%
Composite North American Full-Service[2]	$125.12	-0.7%	70.8%	-1.5	% pts.	$176.72	1.4%
The Ritz-Carlton[3]	$230.13	-4.7%	68.6%	-3.1	% pts.	$335.52	-0.4%
Composite North American Full-Service & Luxury[4]	$134.72	-1.3%	70.6%	-1.6	% pts.	$190.82	1.0%
Residence Inn	$95.21	-1.8%	75.4%	-1.7	% pts.	$126.31	0.4%
Courtyard	$86.75	-3.8%	67.6%	-2.2	% pts.	$128.24	-0.7%
TownePlace Suites	$60.71	-4.5%	69.3%	-4.1	% pts.	$87.62	1.2%
SpringHill Suites	$76.08	-2.8%	69.6%	-2.3	% pts.	$109.28	0.4%
Composite North American Limited-Service[5]	$86.77	-3.2%	70.0%	-2.1	% pts.	$124.01	-0.3%
Composite—All [6]	$113.42	-2.0%	70.3%	-1.9	% pts.	$161.29	0.6%

Comparable Systemwide North American Properties[1]

	Fifty-two Weeks Ended December 26, 2008 and December 28, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$112.11	-1.2%	68.5%	-1.9	% pts.	$163.68	1.6%
Renaissance Hotels & Resorts	$108.31	-1.0%	69.5%	-1.1	% pts.	$155.85	0.6%
Composite North American Full-Service[2]	$111.50	-1.2%	68.7%	-1.8	% pts.	$162.41	1.4%
The Ritz-Carlton[3]	$230.13	-4.7%	68.6%	-3.1	% pts.	$335.52	-0.4%
Composite North American Full-Service & Luxury[4]	$117.85	-1.5%	68.7%	-1.9	% pts.	$171.67	1.1%
Residence Inn	$95.51	-0.3%	75.9%	-1.5	% pts.	$125.79	1.7%
Courtyard	$87.05	-2.3%	68.9%	-2.2	% pts.	$126.37	0.7%
Fairfield Inn	$61.32	-2.7%	66.7%	-3.5	% pts.	$91.96	2.4%
TownePlace Suites	$62.53	-2.4%	69.9%	-2.8	% pts.	$89.41	1.5%
SpringHill Suites	$75.58	-2.7%	69.3%	-2.8	% pts.	$109.07	1.2%
Composite North American Limited-Service[5]	$82.06	-1.8%	70.4%	-2.3	% pts.	$116.56	1.4%
Composite—All [6]	$95.99	-1.7%	69.7%	-2.1	% pts.	$137.69	1.3%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for January through December.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

		Adjustments
	As Reported 17 Weeks Ended January 2, 2009	Restructuring Costs & Other Charges	As Adjusted 17 Weeks Ended January 2, 2009 **	As Reported 16 Weeks Ended December 28, 2007	Percent Better / (Worse) Adjusted 2008 vs. 2007 As Reported
Segment Revenues
Segment revenues	$424	$61	$485	$627	(23)

Segment Results
Base fees revenue	$7	$—	$7	$13	(46)
Timeshare sales and services, net	(48)	58	10	126	(92)
Restructuring costs	(28)	28	—	—	*
Joint venture equity earnings	2	7	9	6	50
Minority interest	4	—	4	—	*
General, administrative and other expense	(32)	—	(32)	(29)	(10)

Segment results	$(95)	$93	$(2)	$116	(102)

Sales and Services Revenue
Development	$231	$17	$248	$362	(31)
Services	92	—	92	90	2
Financing	(1)	44	43	75	(43)
Other revenue	3	—	3	9	(67)

Sales and services revenue	$325	$61	$386	$536	(28)

Contract Sales
Company:
Timeshare	$222	$—	$222	$344	(35)
Fractional	1	2	3	17	(82)
Residential	(23)	16	(7)	(15)	53

Total company	200	18	218	346	(37)
Joint ventures:
Timeshare	—	—	—	10	(100)
Fractional	(23)	21	(2)	8	(125)
Residential	(74)	76	2	2	—

Total joint ventures	(97)	97	—	20	(100)

Total contract sales, including joint ventures	$103	$115	$218	$366	(40)

Gain / (Loss) on Notes Sold
Gain / (loss) on notes sold	$(12)	$12	$—	$36	(100)

*	Percent can not be calculated.
**	Denotes non-GAAP financial measures. Please see page A-16 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

		Adjustments
	As Reported 53 Weeks Ended January 2, 2009	Restructuring Costs & Other Charges	As Adjusted 53 Weeks Ended January 2, 2009 **	As Reported 52 Weeks Ended December 28, 2007	Percent Better / (Worse) Adjusted 2008 vs. 2007 As Reported
Segment Revenues
Segment revenues	$1,750	$61	$1,811	$2,065	(12)

Segment Results
Base fees revenue	$42	$—	$42	$43	(2)
Timeshare sales and services, net	89	58	147	350	(58)
Restructuring costs	(28)	28	—	—	*
Joint venture equity earnings	11	7	18	10	80
Minority interest	25	—	25	1	2,400
General, administrative and other expense	(111)	—	(111)	(98)	(13)

Segment results	$28	$93	$121	$306	(60)

Sales and Services Revenue
Development	$953	$17	$970	$1,208	(20)
Services	336	—	336	315	7
Financing	106	44	150	195	(23)
Other revenue	28	—	28	29	(3)

Sales and services revenue	$1,423	$61	$1,484	$1,747	(15)

Contract Sales
Company:
Timeshare	$1,081	$—	$1,081	$1,221	(11)
Fractional	35	2	37	44	(16)
Residential	10	16	26	(9)	*

Total company	1,126	18	1,144	1,256	(9)
Joint ventures:
Timeshare	—	—	—	33	(100)
Fractional	(6)	21	15	54	(72)
Residential	(44)	76	32	58	(45)

Total joint ventures	(50)	97	47	145	(68)

Total contract sales, including joint ventures	$1,076	$115	$1,191	$1,401	(15)

Gain on Notes Sold
Gain on notes sold	$16	$12	$28	$81	(65)

*	Percent can not be calculated.
**	Denotes non-GAAP financial measures. Please see page A-16 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

EBITDA AND ADJUSTED EBITDA

($ in millions)

	Fiscal Year 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$121	$157	$94	$(10)	$362
Interest expense	42	38	33	50	163
Tax provision, continuing operations	75	139	103	33	350
Tax provision, minority interest	1	1	5	2	9
Tax benefit, synthetic fuel	—	(6)	(1)	—	(7)
Depreciation and amortization	41	47	42	60	190
Less: Depreciation reimbursed by third-party owners	(3)	(3)	(2)	(2)	(10)
Interest expense from unconsolidated joint ventures	4	4	5	5	18
Depreciation and amortization from unconsolidated joint ventures	5	6	6	10	27

EBITDA **	$286	$383	$285	$148	$1,102

Discontinued operations adjustment (synthetic fuel)	1	2	1	—	4
Non-recurring charges
Severance	—	—	—	19	19
Facilities exit costs	—	—	—	5	5
Development cancellations	—	—	—	31	31

Total restructuring costs	—	—	—	55	55

Charges related to guarantees	—	—	—	16	16
Inventory write-downs	—	—	—	9	9
Contract cancellation allowances	—	—	—	12	12
Accounts receivable-bad debts	—	—	—	4	4
Residual interests valuation	—	—	—	32	32
Hedge ineffectiveness	—	—	—	12	12
Impairment of investments and other (operating)	—	—	—	12	12
Impairment of investments and other (non operating)	—	—	—	18	18
Reserves for loan losses	—	—	—	22	22

Total other charges	—	—	—	137	137

Total non-recurring charges	—	—	—	192	192

Adjusted EBITDA **	$287	$385	$286	$340	$1,298

Decrease over 2007 Adjusted EBITDA	-14%	-13%	-7%	-32%	-18%

The following items make up the discontinued operations adjustment (synthetic fuel)
Pre-tax Synthetic Fuel losses	$1	$2	$1	$—	$4

EBITDA adjustment for discontinued operations (synthetic fuel)	$1	$2	$1	$—	$4

	Fiscal Year 2007
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$182	$207	$131	$176	$696
Interest expense	33	52	42	57	184
Tax provision, continuing operations	86	128	93	134	441
Tax (benefit) provision, synthetic fuel	(72)	(86)	(41)	73	(126)
Depreciation and amortization	46	45	43	63	197
Less: Depreciation reimbursed by third-party owners	(4)	(4)	(4)	(6)	(18)
Interest expense from unconsolidated joint ventures	5	5	8	6	24
Depreciation and amortization from unconsolidated joint ventures	6	7	6	9	28

EBITDA **	$282	$354	$278	$512	$1,426

ESOP Settlement—Excise Tax	—	35	—	—	35
Discontinued operations adjustment (synthetic fuel)	52	52	30	(15)	119

Adjusted EBITDA **	$334	$441	$308	$497	$1,580

The following items make up the discontinued operations adjustment (synthetic fuel)
Pre-tax Synthetic Fuel losses (income)	$54	$54	$32	$(13)	$127
Synthetic Fuel depreciation	(2)	(2)	(2)	(2)	(8)

EBITDA adjustment for discontinued operations (synthetic fuel)	$52	$52	$30	$(15)	$119

**	Denotes non-GAAP financial measures. Please see page A-16 for additional information about our reasons for providing these alternative financial measures and the limitation on their use.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

SUMMARY OF RESTRUCTURING COSTS AND OTHER CHARGES

QUARTER 4, 2008

($ in millions)

External Line	Description	Amount

Timeshare sales and services revenue	Mark to market of residual interests	$32
	Contract sale cancellation allowances	17
	Ineffective hedges related to future note sale	12

	Timeshare sales and services revenue	61

Timeshare—direct expenses	Contract sale cancellation allowances	(12)
	Inventory write-down	9

	Timeshare - direct expenses	(3)

Restructuring costs	Development cancellations	31
	Severance	19
	Facilities exit costs	5

	Restructuring costs	55

General, administrative and other	Reserves for guarantees	16
	Development asset impairments	12
	Accounts receivable and bad debt reserves	4

	General, administrative and other	32

Gains & other income	Investment impairments	9

	Gains & other income	9

Provision for loan losses	Mezzanine loan impairment	22

	Provision for loan losses	22

Equity in (earnings) losses	Asset impairment	9
	Contract sale cancellation allowances	7

	Equity in (earnings) losses	16

	Restructuring Costs & Other Charges Total	$192

	Tax Impact	$(68)

	Restructuring Costs & Other Charges Net of Tax	$124

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

2008 Results as Adjusted. Management evaluates non-GAAP measures that exclude the impact of restructuring costs and other charges incurred in the 2008 fourth quarter and certain tax expenses incurred throughout 2008 because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

During the latter part of 2008 and particularly the fourth quarter, we experienced a significant decline in demand for hotel rooms both domestically and internationally due, in part, to the failures and near failures of several large financial service companies and the dramatic downturn in the economy. Our capital intensive Timeshare business was also hurt by the downturn in market conditions and particularly, the significant deterioration in the credit markets, which resulted in our decision not to complete a note sale in the fourth quarter of 2008. These declines resulted in reduced management and franchise fees, cancellation of development projects, reduced timeshare contract sales, and anticipated losses under guarantees and loans. We responded by implementing various cost saving measures, which resulted in aggregate fourth quarter 2008 restructuring costs of $55 million. We also incurred other fourth quarter charges totaling $137 million, including charges and reserves associated with guarantees, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments.

Certain tax expenses incurred in the fourth quarter or throughout 2008, as applicable, include: (1) fourth quarter income tax expense totaling $7 million primarily due to prior years’ tax adjustments; (2) third quarter income tax expense totaling $29 million primarily related to an unfavorable court decision involving a tax planning transaction associated with a 1994 sale transaction; (3) second quarter income tax expense totaling $12 million primarily due to prior years’ tax adjustments; and (4) second quarter income tax expense totaling $24 million related to the tax treatment of funds received from foreign subsidiaries.

2007 Results as Adjusted. Management evaluates non-GAAP measures that exclude the charge associated with the 2007 settlement of issues raised during the IRS’ and Department of Labor’s examination of the employee stock ownership plan (“ESOP”) feature of our Employees’ Profit Sharing, Retirement and Savings Plan and Trust, including adjusted earnings per share and adjusted earnings before interest, taxes, depreciation and amortization, because these measures allow for period-over-period comparisons for our on-going operations before material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with those of other lodging companies. The settlement resulted in an after-tax charge of $54 million in the second quarter of 2007 reflecting $35 million of excise taxes (impacting general, administrative, and other Expenses), $13 million of interest expense on those excise taxes and $6 million of income tax expense primarily reflecting additional interest.

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is used by analysts, lenders, investors and others, as well as by us, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. Management also evaluates adjusted EBITDA which excludes: (1) the $192 million of 2008 fourth quarter restructuring costs and other charges, (2) certain tax expense items incurred throughout 2008; (3) the synthetic fuel business for 2007; and (4) the $35 million 2007 charge for excise taxes associated with the ESOP settlement. Management evaluates non-GAAP measures which exclude the impact of the synthetic fuel business, which was discontinued in 2007 and which did not relate to our core lodging business, because those measures allow for period-over-period comparisons of our on-going core lodging operations and those measures facilitate management’s comparison of our results with those of other lodging companies. Management excludes the excise taxes associated with the 2007 ESOP settlement, the restructuring costs and other charges incurred in the 2008 fourth quarter and certain tax expenses incurred in 2008 for the reasons noted above under “2008 Results as Adjusted” and “2007 Results as Adjusted.”

Exhibit 99